                            ASSETS PURCHASE AGREEMENT

      1.    Introduction. This Assets Purchase Agreement (the "Agreement") is
made December 19, 2005, between PERMIAN DRILLING CORPORATION, a New Mexico corporation ("Seller"), and MAVERICK OIL AND GAS, INC. a Nevada corporation or its designated affiliate or subsidiary entity ("Buyer").

      2.    Sale and Purchase of Personal Property Assets. Seller owns and operates Permian Drilling Corporation Rig #2, a Wilson 75, more completely described upon Schedule "A" attached hereto and incorporated herein by reference
("Rig #2"). Seller hereby sells to Buyer and buyer hereby purchases from Seller
Rig #2 upon the terms and conditions set out in this Agreement.

      3.    Purchase Price. The purchase price (the "Purchase Price") shall be
Six Million Nine Hundred Thousand Dollars ($6,900,000.00) cash, to be paid as follows: a) $690,000.00 earnest money (the "Deposit") shall be deposited into the account of Seller at First National Bank of Hobbs, Account No. 260315210 by
electronic wire transfer no later than 11:59 A.M. MST on Wednesday December
21,2OO5; this Deposit shall be credited toward the purchase price BUT IS NOT
REFUNDABLE IN THE EVENT BUYER DOES NOT CLOSE THIS TRANSACTION AND IS IN BREACH
OF ITS OBLIGATIONS AS AGREED HEREIN; b) the $6,210,000.00 balance shall be sent by electronic wire transfer to the escrow account of Elliott & Waldron Title &
Abstract Co., Inc., Hobbs, New Mexico, no later than the closing date of this transaction, as described herein. If this transaction closes, Seller shall pay the closing costs of Elliott & Waldron, up to but in no event exceeding
$5,000.00. Each party shall pay its own attorney fees and other costs. If this transaction does not close on or before January 31, 2006, and Buyer is not in breach of its

obligations as agreed herein, at Buyer's option and subject to Paragraph 13 below, the Deposit shall be immediately refunded to Buyer. If this transaction does not close on or before January 31, 2006, and Buyer is in breach of its obligations as agreed herein, the Deposit may be retained by Seller as its sole remedy for Buyer's breach.

      4.    Time and Place of Closing. The closing shall take place at Elliott &
Waldron, 1819 N. Turner, Suite B, Hobbs, New Mexico 88240, on the Delivery Date
(defined below), at 1:00 P.M. MST, or such other place or time as may be mutually agreed.

      5.    Adjournment of Closing. The closing may be adjourned to another time but only upon Buyer's and Seller's mutual written consent.

      6.    Documents to be Delivered at Closing. At the closing the Seller shall deliver to the Buyer a properly executed Bill of Sale with Warranties of title transferring Rig #2 to Buyer, free and clear of liens and encumbrances. At closing, Buyer shall deliver to Seller by electronic wire transfer into the escrow account of Elliott & Waldron the balance of the purchase price as described above.

      7.    Possession: No Warranties as to Condition, etc. Buyer shall take possession of Rig #2 in Lea County, New Mexico upon the completion of Rig #2's drilling project in Lea County, New Mexico, for [add name of Operator] which shall be no later than January 15, 2006 (the "Delivery Date"). Rig #2 shall be sold and transferred "AS IS, WHERE IS, WITH ALL FAULTS AND WITH NO WARRANTIES
EXPRESSED OR IMPLIED, AS TO RIG #2'S CONDITION, MAINTENANCE REQUIREMENTS,
MERCHANTABILITY, OR SUITABILITY FOR BUYER'S INTENDED USES". Provided, however, that Rig #2 shall be delivered to Buyer in approximately the same condition as it is in

as of Buyer's execution of this Agreement with no material adverse change other than normal wear and tear.

      8.    When Title Passes. Upon the delivery to Buyer and to Seller at closing of the documents and money described in Paragraph 6, this sale shall close and Buyer shall thereupon have title to and possession of Rig #2 purchased hereunder. The parties anticipate that closing shall occur on the Delivery Date and that title shall pass on that date.

      9.    Seller's Representations. Seller represents and warrants the following:

            (a)   Good Title. Seller has good and marketable title to all the assets to be sold pursuant to this Agreement, and such assets are free of any encumbrances or will be free of encumbrances at closing.

            (b)   No Judgments, Liens, etc. No judgments, liens, security
                  interests, adverse claims, actions, or proceedings are
                  presently outstanding or pending against Rig #2 or any other assets of the business or Seller and none will be outstanding or pending when the sale closes.

            (c)   No warranties. There are no warranties as to Rig #2's
                  condition, maintenance requirements, merchantability, or
                  suitability for Buyer's intended uses.

      10.   Buyer's Representations. Buyer represents and warrants that
Buyer has had an opportunity to inspect Rig #2 sold hereunder, and Buyer knows the physical condition of Rig #2 as of its execution of this Agreement. Buyer represents and warrants that Buyer has not relied upon any representations by
Seller or others as to the past or present earnings or the prospects of future earnings to be derived from Rig #2. BUYER ACKNOWLEDGES AND AGREES THAT RIG #2 IS
SOLD AND TRANSFERRED "AS IS, WHERE IS, WITH ALL FAULTS AND WITH NO WARRANTIES,
EXPRESSED OR IMPLIED, AS TO RIG #2'S CONDITION, MAINTENANCE REQUIREMENTS,
MERCHANTABILITY, OR SUITABILITY FOR BUYER'S INTENDED USES".

      11.   Risk of Loss or Destruction. Seller assumes all risk of loss or damage caused by tire, wind, persons or other casualty up to the delivery of possession to Buyer as provided herein.

      12.   Agreement Binding. This Agreement is binding upon and shall inure to the benefit of the parties' successors and assigns. This Agreement constitutes the entire agreement between Buyer and Seller and supercedes all prior agreements and understandings, both written and oral, with respect to the subject matter hereof, and can be amended only by written document signed by both parties.

      13.   Delay in Delivery. Should Seller fail to Deliver Rig #2 on or before January 15, 2006, Buyer shall have the option to terminate this Agreement by giving written notice to Seller and Buyer shall be entitled to an immediate refund of the Purchase Price and any closing costs of Elliott & Waldron paid by
Buyer. If Buyer elects not to terminate this Agreement pursuant to the preceding sentence and closing occurs, the Purchase Price shall be reduced by $5,000 for each day after January 15, 2006 on which Seller fails to deliver Rig #2 as contemplated herein.

      14.   Applicable law. This Agreement shall be construed in accordance with the laws of the State of New Mexico.

      15.   Counterparts: Facsimile Signatures. This Agreement can be signed in counterparts, which together shall constitute an original document, and by facsimile signature, which shall be treated as original signatures of all purposes.

      EXECUTED BY SELLER THIS 19th DAY OF DECEMBER, 2005, AND BY BUYER THIS
___________ DAY OF DECEMBER, 2005.

PERMIAN DRILLING CORPORATION            MAVERICK OIL AND GAS, INC.

By: /s/ Robert C. Brown                 By: /s/ V. Ray Harlow
   -----------------------------           -------------------------
      ROBERT C. BROWN, President              V. RAY HARLOW, CEO
      814 West Marland                        888 E. Las Olas Blvd., Suite 400
      Hobbs, New Mexico 88240                 Fort Lauderdale, FL 33301

                  SELLER                                    BUYER

      [LOGO] MAVERICK
      OIL AND GAS, INC.

                               December 19, 2005

Mr. Randy Ford
RK Ford and Associates

VIA FACSIMILE

Re:  Permian Drilling Corporation Rig #2

CC:  Johnny Cope --   Permian Drilling Corporation
                      P.O. Box 726
                      Hobbs, NM 88241

Dear Randy,

Pursuant to our discussions earlier today, attached is the final version of the
Sale and Purchase Agreement between Maverick Oil and Gas, Inc. and Permian
Drilling Corporation for the acquisition of Permian Rig #2.

For the avoidance of confusion, I wish to reiterate that we have today agreed that (1) Maverick will cause the initial payment of $690,000.00 to be electronically transferred to the designated Permian bank account within 48 hours of the SPA being executed by both parties and (2) that Maverick will cause the transaction to be concluded on or about January 3,2006 and that Maverick will pay to Permian the rate of $14,000.00 per day for each day that elapses between the earliest date that the subject rig is available for delivery following the completion of its current well (estimated to be approximately
December 27, 2005) and the date that the transaction is finally closed during
January, 2006.

If you are in agreement with the above and the Sale and Purchase Agreement is acceptable, please so designate by signing in the space provided below and returning to me via return facsimile.

          888 East Las Olas Blvd., Suite 400; Fort Lauderdale, FL 33301
                      Tel: 954-463-5707; Fax: 954-463-6260

We appreciate your cooperation in this matter and look forward to concluding this transaction shortly.

Sincerely,

/s/ V. Ray Harlow
--------------------------
V. Ray Harlow
Chief Executive Officer

Agreed and Accepted

/s/ Robert Brown
--------------------------
Permian Drilling Corporation
By:  Robert Brown
Its: President

          888 East Las Olas Blvd., Suite 400; Fort Lauderdale, FL 33301
                      Tel: 954-463-5707; Fax: 954-463-6260

                  AGREEMENT REGARDING ASSIGNMENT AND ASSUMPTION
                         OF RIGHTS AND OBLIGATIONS UNDER
                            ASSETS PURCHASE AGREEMENT

            THIS AGREEMENT ("Agreement") is executed and delivered on the 30th day of January, 2006, by Maverick Oil and Gas, Inc., a Nevada corporation, as assignor ("Assignor" or the "Purchaser"), and Thornton Drilling Company, a
Delaware corporation, as assignee ("Assignee").

            WHEREAS, Assignor has the right to purchase a Wilson 75 drilling rig known as the Permian Drilling Corporation Rig #2 from Permian Drilling
Corporation, a New Mexico corporation (the "Seller"), pursuant to the terms and conditions of that certain Assets Purchase Agreement dated December 19, 2005
(the "Purchase Agreement"), by and between the Seller and the Purchaser.

            WHEREAS, (i) Assignor wishes to assign its rights under the Purchase
Agreement to Assignee, including without limitation its right to purchase Rig #2 and the right to apply the Deposit made by Assignor against the Purchase Price for Rig #2 (the "Assigned Rights"), and (ii) Assignee wishes to accept the
Assigned Rights and, subject to the terms hereof, assume the related obligations of the Purchaser under the Purchase Agreement (the "Assumed Obligations");

            WHEREAS, capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Purchase Agreement;

            NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, Assignee and Assignor, with the consent and agreement of the Seller, hereby undertake, covenant and agree as follows:

            Section 1.   Transfer of Assigned Rights. Assignor hereby assigns,
transfers and sets over to Assignee the Assigned Rights, subject only to the assumption by Assignee of the Assumed Obligations, to have and to hold the same unto Assignee and Assignee's successors and assigns forever, and Assignee hereby accepts such assignment of the Assigned Rights. Assignor hereby constitutes and appoints Assignee, its successors and assigns, the true and lawful attorneys of
Assignor, with full power of substitution in the name, place and stead of
Assignor or otherwise, but on behalf and for the benefit of Assignee, its successors and assigns, to enforce the terms of the Purchase Agreement and from time to time to institute and prosecute, in the name of Assignor or otherwise, any and all proceedings at law, in equity or otherwise, which Assignee, its successors and assigns may deem proper in order to assert or enforce any claim or right arising out of the Purchase Agreement, and to do any and all acts and things in relation to the Purchase Agreement that Assignee, its successors and assigns shall deem advisable, Assignor hereby declaring that the foregoing powers are coupled with an interest and are and shall be irrevocable and perpetual and shall not be terminated by any act of Assignor, or by operation of law, or in any other manner or for any reason whatsoever.

            Section 2.   Assumption of Assumed Obligations.

            (a)   In consideration of the assignment provided for in Section 1 hereof and the payment by Assignor to Assignee provided for in paragraph 2 (b)
below, and conditioned upon such payment, Assignee hereby assumes the Assumed
Obligations. The Assignee does hereby expressly acknowledge and agree that it will be fully bound by the terms of the Purchase Agreement to the same extent as if it were an original party thereto, and that except as expressly provided for herein, Assignee shall indemnify and hold harmless Assignor from any liability or obligation arising out of the Assumed Obligations.

            (b)   As partial consideration for the assumption of the Assumed
Obligations, Assignor agrees to pay to Assignee the Assignment Consideration, defined below. The "Assignment Consideration" is the sum of the (i) Purchase
Price of $6,900,000, plus (ii) any amounts due to the Seller pursuant to the letter agreement dated December 19, 2005, between Assignor and Seller providing for a payment of $14,000 per day in certain circumstances, plus (iii) to the extent that there are any sales taxes payable as a consequence of the sale and purchase of Rig #2 and the Seller is not responsible for such taxes, the amount of such taxes, less (iv) the $3,646,500 appraised value of Rig #2, less (v) the
$690,000 Deposit previously paid by Assignor. The Assignment Consideration shall be paid by Assignor to Assignee simultaneously with Assignee's payment to Seller of all sums due at the closing of the Purchase Agreement. The Assignment
Consideration shall be applied by the Assignee towards the remaining Purchase
Price for Rig #2 at the closing of the Purchase Agreement. If for any reason the
Purchase Agreement does not close and the Assignment Consideration has been paid to Assignee, and if Assignee does not have any continuing liability under the
Purchase Agreement, the Assignment Consideration shall be repaid by Assignee to
Assignor. Notwithstanding anything to the contrary contained herein, if the
Purchase Agreement does not close as a result of default by Assignee to fully perform the Assumed Obligations, the Assignment Consideration shall be repaid to
Seller regardless of whether Assignor has continuing liability under the
Purchase Agreement.

            Section 3.   Consent of Seller. This Agreement is conditioned upon
and subject to the consent by the Seller to the assignment of the Assigned
Rights and to the assumption of the Assumed Obligations.

            Section 4.   Drilling Contract. Assignor and Assignee agree, upon
the purchase of Rig #2 by Assignee pursuant to the Purchase Agreement and this
Agreement, to enter into a drilling services contract in the form attached to this Agreement as Exhibit A.

            Section 5.   Further Assurances. Each party, for itself and its
successors and assigns, hereby covenants and agrees that, at any time and from time to time after delivery of this Agreement, another party's request and expense but without

further consideration, it will do, execute, acknowledge or deliver, or will cause to be done, execute, acknowledged or delivered, all such further acknowledgments, deeds, conveyances, transfers, and similar instruments of assignment or assumption as may be reasonable and necessary for the conveying, assigning, transferring, assuming, confirming or vesting in such party, any documents or instruments intended to be conveyed hereby.

            Section 6.   Successors and Assigns. This Agreement shall be binding
upon the parties and their respective successors and assigns, for the uses and purposes above set forth and referred to and shall inure to the benefit of the parties hereto and their respective successors and assigns.

            Section 7.   Governing Law. This Agreement shall be governed by and
construed and enforced in accordance with the laws (other than those governing conflict of law questions) of the State of New Mexico.

            IN WITNESS WHEREOF, Assignor and Assignee have caused this Agreement to be duly executed.

                                       ASSIGNOR:

                                       Maverick Oil and Gas, Inc.

                                       By________________________________
                                       Name:
                                       Title:

                                       ASSIGNEE:

                                       Thornton Drilling Company

                                       By________________________________
                                       Name:
                                       Title:

                      ADDENDUM TO ASSETS PURCHASE AGREEMENT
                              AND LETTER AGREEMENT

      The Parties to that certain Assets Purchase Agreement dated December 19,
2005 ("Purchase Agreement") and letter dated December 19, 2005 ("Letter
Agreement"), copies of which are attached hereto and incorporated herein by reference, hereby modify the Purchase Agreement and Letter Agreement only as follows:

      A.    Thornton Drilling Company, a Delaware corporation, is added as an additional Buyer. Upon the delivery at closing of all monies owing to Seller by
Buyers, the Buyers shall designate the name of the Buyer to whom the Bill of
Sale will be issued and delivered by Seller.

      B.    The Parties reaffirm the continuing obligation of Maverick and
Thornton as Buyers to pay to Seller at closing the unpaid Purchase Price and the additional sum of $14,000.00 per day for each day that elapses between the earliest date that the subject rig was available for delivery following the completion of its then-current well and the date that the transaction is finally closed during January 2006. This day rate began December 28, 2005 at 2:00 a.m., and will continue through January 30, 2006, the current anticipated day of closing. If the closing is completed before or after January 30, 2006, the sum of $14,000.00 per day will be deducted or added as applicable through the date of closing. The Buyer shall pay Seller at the time of closing the following amount:

            $6,900,000.00 (original sale price)
            -$690,000.00 (already received)
            +$476,000.00 (day rate 12/28/05 through 1/30/06 (34 days)
            +$32,833.00 (gross receipts tax)
            TOTAL OWED AT CLOSING - $6,717,833

All funds are to be wire-transferred into the trust account of Elliott & Waldron on the date of closing by 11:59 a.m. New Mexico time before closing is completed. Elliott & Waldron's wiring instructions are attached hereto as
Exhibit A and made a part hereof.

      C.    This Addendum can be signed in counterparts, which together shall constitute an original document, and by facsimile signatures, which shall be treated as original signatures for all purposes.

      D.    Except as expressly modified herein, all provisions of the Purchase
Agreement and Letter Agreement remain unchanged and in full force and effect.

      EXECUTED by Seller this 30th day of January, 2006, by Maverick this 30th day of January, 2006, and by Thornton this 30th day of January, 2006.

PERMIAN DRILLING CORPORATION          MAVERICK OIL AND GAS, INC.

By:______________________________     By:_____________________________________
      ROBERT C. BROWN, President            V. RAY HARLOW, CEO
      814 West Marland                      888 East Las Olas Blvd., Suite 400
      Hobbs, New Mexico 88240               Fort Lauderdale, FL 33301
                         SELLER                                   BUYER

AGREED AND ACCEPTED

THORNTON DRILLING COMPANY

By:_______________________________
Name:_____________________________
Title:____________________________

            ADDITIONAL BUYER

                                       -2-

                                    EXHIBIT A

                               WIRING INSTRUCTIONS

WELLS FARGO BANK NEW MEXICO - ALBUQUERQUE
200 EAST LOMAS
ALBUQUERQUE, NM 87103

ABA #121000248

CREDIT TO: WELLS FARGO BANK - HOBBS-ABQ. PLEASE PHONE ADVISE HOBBS

FOR FURTHER CREDIT: ELLIOTT & WALDRON TRUST ACCOUNT

ACCOUNT NUMBER:     1100225525

NOTIFY DAVID WHEN RECEIVED     505-393-7706

REFERENCE PERMIAN DRILLING